Exhibit 99.1

Company Contact

Ryan Hymel, Senior Vice President and Treasurer

(571) 529-6113

Playa Hotels & Resorts N.V. Reports

First Quarter 2017 Results

Fairfax, VA, May 8, 2017 – Playa Hotels & Resorts N.V. (the “Company”) (NASDAQ: PLYA) today announced results of operations for the three months ended March 31, 2017.

Three Months Ended March 31, 2017 Highlights

•	Net Income was $27.6 million, compared to $36.5 million in the prior year

•	Net Package RevPAR increased 8.4% over the comparable 2016 period to $270.67, driven by Occupancy growth of 510 basis points and Net Package ADR growth of 2.0%

•	Resort EBITDA increased 11.4% over the comparable 2016 period to $82.3 million

•	Resort EBITDA Margin increased 1.2 percentage points over the comparable 2016 period to 48.3%

•	Adjusted EBITDA increased 11.4% over the comparable 2016 period to $74.5 million

“Our strong Q1 2017 performance is the result of the successful execution of our strategy focused on higher ADR’s and occupancy levels at our repositioned resorts, maximizing non-package revenue, and a focus on cost controls across our portfolio. These results are particularly impressive given the Easter shift from March to April, which pushes the 2017 high season impact of the holiday into Q2.”

– Bruce D. Wardinski, Chairman and CEO of Playa Hotels & Resorts

Recent Developments

•

On March 11, 2017, Playa completed its merger with Pace Holdings Corp. (“Pace”). The transaction resulted in an initial enterprise value of approximately $1.75 billion for the combined company. On March 13, 2017, Playa Hotels & Resorts N.V. began trading on the NASDAQ exchange under the ticker “PLYA.”

•	On April 27, 2017, we refinanced our senior secured credit facility, consisting of a new $530.0 million term loan (“New Term Loan”) priced at 99.75% of the principal amount and a revolving credit facility with a maximum aggregate borrowing capacity of $100.0 million (“Revolving Credit Facility”). The proceeds received from the New Term Loan were used to repay our existing term loan and $115.0 million of our Senior Notes due 2020.

Financial and Operating Results

The following table sets forth information with respect to our Occupancy, Net Package ADR, Net Package RevPAR, Total Net Revenue, Resort EBITDA, Corporate Expenses, and Adjusted EBITDA for the three months ended March 31, 2017 and 2016 for our portfolio:

	Three Months Ended March 31,
	2017	2016	Change
Occupancy	87.4%	82.3%	5.1	pts
Net Package ADR	$309.61	$303.40	2.0%
Net Package RevPAR	$270.67	$249.66	8.4%
Total Net Revenue (1)	$170,510	$156,857	8.7%
Resort EBITDA (2)	$82,282	$73,893	11.4%
Resort EBITDA Margin	48.3%	47.1%	1.2	pts
Corporate Expenses	$7,809	$7,059	10.6%
Adjusted EBITDA (3)	$74,473	$66,834	11.4%
Adjusted EBITDA Margin	43.7%	42.6%	1.1	pts

(1)	Total Net Revenue represents revenue from the sale of all-inclusive packages, which include room accommodations, food and beverage services and entertainment activities, net of compulsory tips paid to employees in Mexico and Jamaica. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment as they are already excluded from revenue in accordance with U.S. GAAP. A description of how we compute Total Net Revenue and a reconciliation of Total Net Revenue to Total Revenue can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.
(2)	A description of how we compute Resort EBITDA and a reconciliation of Net Income to Resort EBITDA can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.
(3)	A description of how we compute Adjusted EBITDA and a reconciliation of Net Income to Adjusted EBITDA can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.

Balance Sheet

As of March 31, 2017, the Company held $134.2 million in cash and cash equivalents. Total interest-bearing debt was $836.9 million, comprised of $361.9 million of Term Loan B secured debt due 2019 and $475.0 million of 8.00% Senior Notes due 2020. As of March 31, 2017, there were no amounts outstanding on the Company’s Revolving Credit Facility.

On April 27, 2017, we refinanced our senior secured credit facility, consisting of our $530.0 million New Term Loan priced at 99.75% of the principal amount and our Revolving Credit Facility with a maximum aggregate borrowing capacity of $100.0 million. The proceeds received from the New Term Loan were used to repay our existing term loan and $115.0 million of our Senior Notes due 2020.

Earnings Call

The Company will host a conference call to discuss its fourth quarter and year end results on Tuesday, May 9, 2017 at 12:00 p.m. (Eastern Time). The conference call can be accessed by dialing (866) 393-5826 for domestic participants and (954) 320-0070 for international participants. The conference ID number is 11913437. Additionally, interested parties may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Tuesday, May 9 2017. This replay will run through Tuesday, May 23, 2017. The access number for a taped replay of the conference call is (855) 859-2056 or (404) 537-3406 using the same conference ID number. There will also be a webcast of the conference call accessible on the Company’s investor relations website at www.investors.playaresorts.com.

About the Company

Playa Hotels & Resorts N.V. (“Playa”) is a leading owner, operator and developer of all-inclusive resorts in prime beachfront locations in popular vacation destinations in Mexico and the Caribbean. Playa owns a portfolio consisting of 13 resorts (6,142 rooms) located in Mexico, the Dominican Republic and Jamaica. Playa owns and manages Hyatt Zilara and Hyatt Ziva Cancun, Hyatt Zilara and Hyatt Ziva Rose Hall Jamaica, Hyatt Ziva Puerto Vallarta and Hyatt Ziva Los Cabos. Playa also owns and operates three resorts under Playa’s brands, THE Royal and Gran, as well as five resorts in Mexico and the Dominican Republic that are managed by a third party.

Definitions of Non-U.S. GAAP Measures and Operating Statistics

Occupancy

“Occupancy” represents the total number of rooms sold for a period divided by the total number of rooms available during such period. Occupancy is a useful measure of the utilization of a resort’s total available capacity and can be used to gauge demand at a specific resort or group of properties for a period. Occupancy levels also enable us to optimize Net Package ADR by increasing or decreasing the stated rate for our all-inclusive packages as demand for a resort increases or decreases.

Net Package Average Daily Rate (“Net Package ADR”)

“Net Package ADR” represents total net package revenue for a period divided by the total number of rooms sold during such period. Net Package ADR trends and patterns provide useful information concerning the pricing environment and the nature of the guest base of our total portfolio or comparable portfolio, as applicable. Net Package ADR is a commonly used performance measure in the all-inclusive segment of the lodging industry, and is commonly used to assess the stated rates that guests are willing to pay through various distribution channels.

Net Package Revenue per Available Room (“Net Package RevPAR”)

“Net Package RevPAR” is the product of Net Package ADR (as defined above) and the average daily occupancy percentage. Net Package RevPAR does not reflect the impact of non-package revenue. Although Net Package RevPAR does not include this additional revenue, it generally is considered the key performance measure in the all-inclusive segment of the lodging industry to identify trend information with respect to net room revenue produced by our portfolio or comparable portfolio, as applicable, and to evaluate operating performance on a consolidated basis or a regional basis, as applicable.

Net Revenue, Net Package Revenue and Net Non-package Revenue

We derive net revenue from the sale of all-inclusive packages, which include room accommodations, food and beverage services and entertainment activities, net of compulsory tips paid to employees in Mexico and Jamaica. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment, as they are already excluded from revenue. Net revenue is recognized when the rooms are occupied and/or the relevant services have been rendered. Advance deposits received from guests are deferred and included in trade and other payables until the rooms are occupied and/or the relevant services have been rendered, at which point the revenue is recognized. Food and beverage revenue not included in a guest’s all-inclusive package is recognized when the goods are consumed. Net revenue represents a key indicator to assess the overall performance of our business and analyze trends, such as consumer demand, brand preference and competition.

In analyzing our results, our management differentiates between Net Package Revenue and Net Non-package Revenue (as such terms are defined below). Guests at our resorts purchase packages at stated rates, which include room accommodations, food and beverage services and entertainment activities, in contrast to other lodging business models, which typically only include the room accommodations in the stated rate. The amenities at all-inclusive resorts typically include a variety of buffet and á la carte restaurants, bars, activities, and shows and entertainment throughout the day. “Net Package Revenue” consists of net revenues derived from all-inclusive packages purchased by our guests. “Net Non-package Revenue” primarily includes net revenue associated with guests’ purchases of upgrades, premium services and amenities, such as premium rooms, dining experiences, wines and spirits and spa packages, which are not included in the all-inclusive package.

The following table shows a reconciliation of Total Net Revenue to Total Revenue for the three months ended March 31, 2017 and 2016:

	Three Months Ended March 31,
	2017	2016
Total Net Revenue	$170,510	$156,857
Plus: Compulsory Tips	3,557	3,099

Total Revenue	$174,067	$159,956

EBITDA, Adjusted EBITDA and Resort EBITDA

We define EBITDA, a non-U.S. GAAP financial measure, as net income (loss), determined in accordance with U.S. GAAP, for the period presented, before interest expense, income tax and depreciation and amortization expense. We define Adjusted EBITDA, a non-U.S. GAAP financial measure, as EBITDA further adjusted to exclude the following items:

•	Other expense (income), net

•	Impairment loss

•	Management termination fees

•	Pre-opening expenses

•	Transaction expenses

•	Severance expenses

•	Other tax expense

•	Insurance proceeds

•	Stock-based compensation expense

•	Loss (gain) on extinguishment of debt

We define Resort EBITDA as Adjusted EBITDA before corporate expenses.

We believe that Adjusted EBITDA is useful to investors for two principal reasons. First, we believe Adjusted EBITDA assists investors in comparing our performance over various reporting periods on a consistent basis by removing from our operating results the impact of items that do not reflect our core operating performance. For example, changes in foreign exchange rates (which are the principal driver of changes in other expense (income), net), and expenses related to capital raising, strategic initiatives and other corporate initiatives, such as expansion into new markets (which are the principal drivers of changes in transaction expenses), are not indicative of the operating performance of our resorts. The other adjustments included in our definition of Adjusted EBITDA relate to items that occur infrequently and therefore would obstruct the comparability of our operating results over reporting periods. For example, impairment losses, such as those resulting from hurricane damage, and related revenue from insurance policies, other than business interruption insurance policies, as well as expenses incurred in connection with closing or reopening resorts that undergo expansions or renovations, are infrequent in nature, and we believe excluding these expense and revenue items permits investors to better evaluate the core operating performance of our resorts over time.

The second principal reason that we believe Adjusted EBITDA is useful to investors is that it is considered a key performance indicator by our board of directors (our “Board”) and management. In addition, the compensation committee of our Board determines the annual variable compensation for certain members of our management based, in part, on consolidated Adjusted EBITDA. We believe that Adjusted EBITDA is useful to investors because it provides investors with information utilized by our Board and management to assess our performance and may (subject to the limitations described below) enable investors to compare the performance of our portfolio to our competitors.

EBITDA, Adjusted EBITDA and Resort EBITDA are not substitutes for net income (loss) or any other measure determined in accordance with U.S. GAAP. There are limitations to the utility of non-U.S. GAAP financial measures, such as Adjusted EBITDA. For example, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-U.S. GAAP financial measures that other companies publish to compare the performance of those companies to our performance. Because of these and other limitations, EBITDA, Adjusted EBITDA, and Resort EBITDA should not be considered as a measure of the income or loss generated by our business or discretionary cash available for investment in our business, and investors should carefully consider our U.S. GAAP results presented in this release.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. You can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Form S-1 registration statement, filed May 1, 2017, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. Playa disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).

Playa Hotels & Resorts N.V.

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Resort EBITDA

($ in thousands)

The following is a reconciliation of our U.S. GAAP net income to EBITDA, Adjusted EBITDA and Resort EBITDA for the three months ended March 31, 2017 and 2016:

			Three Months Ended March 31,
			2017	2016
Net income for the period			$27,639	$36,537
Interest expense			14,015	13,743
Income tax provision			13,588	1,906
Depreciation and amortization			12,410	13,134

EBITDA			$67,652	$65,320

Other expense, net	(a	)	$645	$282
Transaction expense	(b	)	6,000	944
Other tax expense	(c	)	176	418
Insurance proceeds	(d	)	—	(130)

Adjusted EBITDA			$74,473	$66,834

Corporate expenses			7,809	7,059

Resort EBITDA			$82,282	$73,893

(a)	Represents changes in foreign exchange and other miscellaneous expenses or income.
(b)	Represents expenses incurred in connection with corporate initiatives, such as: the redesign and build-out of our internal controls; other capital raising efforts including the business combination with Pace; and strategic initiatives, such as possible expansion into new markets. We eliminate these expenses from Adjusted EBITDA because they are not attributable to our core operating performance.
(c)	Relates primarily to a Dominican Republic asset tax, which is an alternative tax to income tax in the Dominican Republic. We eliminate this expense from Adjusted EBITDA because it is substantially similar to the income tax expense we eliminate from our calculation of EBITDA.
(d)	Represents a portion of the insurance proceeds related to property insurance and not business interruption proceeds.

Playa Hotels & Resorts N.V.

Consolidated Balance Sheet

($ in thousands, except share data)

(unaudited)

	As of March 31, 2017	As of December 31, 2016
ASSETS
Cash and cash equivalents	134,156	33,512
Restricted cash	10,048	9,651
Trade and other receivables, net	52,556	48,881
Accounts receivable from related parties	1,945	2,532
Inventories	11,328	10,451
Prepayments and other assets	28,803	28,633
Property, plant and equipment, net	1,391,902	1,400,317
Investments	1,389	1,389
Goodwill	51,731	51,731
Other intangible assets	1,754	1,975
Deferred tax assets	1,818	1,818

Total assets	1,687,430	1,590,890

LIABILITIES, CUMULATIVE REDEEMABLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY
Trade and other payables	128,214	145,042
Accounts payable to related parties	5,284	8,184
Income tax payable	13,918	5,128
Debt	828,156	780,725
Debt to related party	—	47,592
Deferred consideration	1,180	1,836
Other liabilities	10,066	8,997
Deferred tax liabilities	76,832	76,832

Total liabilities	1,063,650	1,074,336

Commitments and contingencies
Cumulative redeemable preferred shares (par value $0.01; 0 and 28,510,994 shares authorized, issued and outstanding as of March 31, 2017 and December 31, 2016, respectively; aggregate liquidation preference of $0 and $345,951 as of March 31, 2017 and December 31, 2016, respectively)	—	345,951
Shareholders’ equity
Ordinary shares (par value €0.10; 103,464,186 and 50,481,822 shares authorized, issued and outstanding as of March 31, 2017 and December 31, 2016, respectively)	11,039	5,386
Paid-in capital	769,314	349,358
Accumulated other comprehensive loss	(3,790)	(3,719)
Accumulated deficit	(152,783)	(180,422)

Total shareholders’ equity	623,780	170,603

Total liabilities, cumulative redeemable preferred shares and shareholders’ equity	1,687,430	1,590,890

Playa Hotels & Resorts N.V.

Consolidated Statement of Operations and Comprehensive Income (Loss)

($ in thousands)

(unaudited)

	Three Months Ended March 31,
	2017	2016
Revenue:
Package	$152,956	$142,456
Non-package	21,111	17,500

Total revenue	174,067	159,956

Direct and selling, general and administrative expenses:
Direct	77,106	72,498
Selling, general and administrative	28,664	21,986
Depreciation and amortization	12,410	13,134
Insurance proceeds	—	(130)

Direct and selling, general and administrative expenses	118,180	107,488

Operating income	55,887	52,468

Interest expense	(14,015)	(13,743)
Other expense, net	(645)	(282)

Net income before tax	41,227	38,443

Income tax provision	(13,588)	(1,906)

Net income	27,639	36,537

Other comprehensive (loss) income, net of taxes:
Benefit obligation (loss) gain	$(71)	$58

Other comprehensive (loss) income	(71)	58

Total comprehensive income	$27,568	$36,595

Accretion and dividends of cumulative redeemable preferred shares	(7,922)	(10,684)

Net income available to ordinary shareholders	$19,717	$25,853

Earnings per share—Basic	$0.21	$0.28

Earnings per share—Diluted	$0.21	$0.28

Weighted average number of shares outstanding during the period—Basic	62,255,681	50,481,822
Weighted average number of shares outstanding during the period—Diluted	62,255,681	50,481,822

Playa Hotels & Resorts N.V.

Consolidated Debt Summary—As of March 31, 2017

($ in millions)

	Maturity			Applicable Rate	LTM Interest
Debt	Date	# of Years	Debt
Revolving credit facility (1)	Aug-18	1.4	$0.0	4.73%	$0.8
Term loan (2)	Aug-19	2.5	361.9	4.15%	14.8
Senior notes	Aug-20	3.5	475.0	8.00%	36.0

Total debt		3.0	$836.9	6.34%	$51.6

Less: cash and cash equivalents (3)			(134.2)

Net debt (Face)			$702.7

(1)	As of March 31, 2017, the total borrowing capacity under our revolving credit facility was $50.0 million. The interest rate on our revolving credit facility is L+375 bps with no LIBOR floor. 1-mo LIBOR is currently 0.98%.
(2)	The interest rate on our term loan is L+300 bps with a LIBOR floor of 1%. 3-mo LIBOR is currently 1.15%.
(3)	Based on cash balances on hand as of March 31, 2017.

Playa Hotels & Resorts N.V.

Segment Operating Statistics—Three Months Ended March 31, 2017 and 2016

		Occupancy				Net Package ADR			Net Package RevPAR			Total Net Revenue			Resort EBITDA			EBITDA Margin
	Rooms	2017	2016	Pts Change		2017	2016	% Change	2017	2016	% Change	2017	2016	% Change	2017	2016	% Change	2017	2016	Pts Change
Yucatan Peninsula	2,720	90.6%	83.5%	7.1	pts	$325.66	$309.13	5.3%	295.18	258.15	14.3%	80,748	71,617	12.7%	43,070	36,398	18.3%	53.3%	50.8%	2.5	pts
Pacific Coast	926	77.6%	69.2%	8.4	pts	$369.25	$346.29	6.6%	286.64	239.56	19.7%	28,432	22,889	24.2%	14,272	11,224	27.2%	50.2%	49.0%	1.2	pts
Caribbean Basin	2,496	87.6%	85.8%	1.8	pts	$271.87	$284.50	(4.4)%	238.04	244.15	(2.5)%	61,330	62,347	(1.6)%	24,940	26,271	(5.1)%	40.7%	42.1%	(1.5)	pts

Total Portfolio	6,142	87.4%	82.3%	5.1	pts	$309.61	$303.40	2.0%	$270.67	$249.66	8.4%	$170,510	$156,853	8.7%	$82,282	$73,893	11.4%	48.3%	47.1%	1.2	pts

Highlights

Yucatán Peninsula

•	Net Package RevPAR increased 14.3% over the comparable period in the prior year, driven by an increase in Net Package ADR of 5.3% and an increase in occupancy of 710 basis points.

•	Resort EBITDA increased $6.7 million or 18.3% over the prior year.

•	Excluding Gran Porto this increase was due in large part to the strong performance by all of our resorts, which accounted for a $7.6 million increase in Resort EBITDA, with Hyatt Ziva Cancun being the most notable contributor.

•	This increase was offset by the performance of Gran Porto, which accounted for a $0.9 million decrease in Resort EBITDA compared to the prior year.

Pacific Coast

•	Net Package RevPAR increased 19.7% over the comparable period in the prior year, driven by an increase in Net Package ADR of 6.6% and an increase in occupancy of 840 basis points.

•	Resort EBITDA increased $3.0 million or 27.2% over the prior year.

•	This increase was due to increased Resort EBITDA by both hotels in this segment.

Caribbean Basin

•	Net Package RevPAR decreased 2.5% over the prior year, driven by a decrease in Net Package ADR of 4.4% but offset by an increase in Occupancy of 180 basis points.

•	The decrease in Net Package ADR is due to the strategic decision to build and promote occupancy at Hyatt Ziva and Zilara Rose Hall, as well as Dreams Palm Beach at the expense of package rates, which decreased.

•	Resort EBITDA decreased $1.3 million, or 5.1%, over the prior year.

•	This decrease was primarily attributable to the performance of Hyatt Ziva and Zilara Rose Hall. The remaining resorts had Resort EBITDA of $17.4 million, an increase of $0.4 million compared to the prior year.